Exhibit 99.4

EMPLOYMENT AGREEMENT

This Employment Agreement is executed by WALLACE D. RUIZ (“Executive”), who resides at the address listed at the end of this Agreement, and SRI/SURGICAL EXPRESS, INC. (the “Company”), a Florida corporation with its principal executive office at 12425 Racetrack Road, Tampa, Florida 33626, to record their agreement regarding employment of Executive by the Company and the payment by the Company to Executive of severance compensation benefits upon the occurrence of certain events.

The parties agree as follows:

1. Definitions. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

“Agreement” means this Employment Agreement, as originally executed by Executive and the Company and as subsequently amended or modified by them in accordance with its terms.

“Annual Salary” means the annualized, base salary payable to Executive by the Company as of any particular date, and excludes all other cash and non-cash compensation paid or payable to Executive.

“Board” means the Board of Directors of the Company.

“Cause” means a termination of Executive’s employment that is the result of (a) Executive’s indictment, conviction, or plea of no contest for a felony, (b) Executive’s violation of this Agreement, (c) Executive’s failure to perform his duties with the Company (other than any such failure resulting from Executive’s incapacity due to physical and mental illness, as determined by a physician selected by the Company, with the written approval of the Executive, such approval not to be unreasonably withheld), after a written demand for performance is delivered to Executive by the Board or Chief Executive Officer, (d) Executive’s failure to cooperate with a governmental investigation after a request to do so by the Board or its Audit Committee or the Chief Executive Officer, or (e) Executive’s insubordination, incompetence, misconduct, unethical conduct, or failure to comply with policies of the Company.

“Company” means SRI/Surgical Express, Inc., a Florida corporation and a party to this Agreement, and includes its assignees and successors (by operation of law or otherwise).

“Disability” means Executive’s incapacity due to physical or mental illness that causes him to be absent from or unfit for the full-time performance of his duties with the Company for three consecutive months or a total of 90 working days during any 12 month period. Any question regarding the existence of Executive’s Disability on which Executive and the Company cannot agree will be determined by a qualified independent physician selected by the Company, with the prior written approval of the Executive, such approval not to be unreasonably withheld, which will be final and conclusive for all purposes of this Agreement.

“Effective Date” means July 1, 2005.

“Executive” means the officer of the Company who is a party to this Agreement.

“Involuntary Termination” means termination of Executive’s employment with the Company by the Company for any reason other than for Cause, death, or Disability.

“Severance Date” means the effective date of Executive’s termination of employment with the Company by reason of an Involuntary Termination.

In addition, as used in this Agreement, (a) the word “including” is always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) words in the singular number include words of the plural number and vice versa, and (d) the word “person” includes, in addition to a natural person, a group, trust, joint venture, limited liability company, unincorporated organization, government, public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national.

2. Employment. Subject to the terms and conditions of this Agreement, the Company shall employ Executive as its Chief Financial Officer or other executive capacity designated by the Board of Directors, and Executive shall serve in the employ of the Company in that capacity. Subject to the provisions of Section 8 regarding severance compensation on an Involuntary Termination, Executive’s employment with and compensation by the Company are “at will” and may be terminated with or without cause, at any time, at the option of the Company or Executive. The terms of this Agreement do not create either an express or implied contract of employment with the Company for any particular period of time.

3. Duties. Executive shall be responsible for such duties as are reasonable for an employee in his capacity and as from time to time are assigned to him by the Board and the Company’s Chief Executive Officer. Executive shall report directly to the Chief Executive Officer of the Company. At all times while employed by the Company, Executive shall serve and promote the business interests of the Company in good faith, with his full, best, and dedicated efforts, with fidelity and loyalty, in compliance with all rules, policies, practices, directives, and procedures of the Company. Executive faithfully and industriously shall devote normal working hours (subject to sick leave, vacation time, and outside endeavors provided for and permitted by the terms of this Agreement) to the good faith performance of his duties.

4. Compensation and Related Matters.

(a) Annual Compensation.

(i) Base Salary. For all services rendered to it by Executive, the Company shall pay to Executive a base salary at an annual rate of $250,000, beginning on the Effective Date, payable in arrears every two weeks in 26 substantially equal, consecutive installments in accordance with the Company’s payroll practices in effect from time to time. The Board or its Compensation Committee will review the Executive’s salary for a potential increase at least once each year.

(ii) Management Incentive Bonus. Beginning with calendar year 2005, Executive will be eligible to participate in the Company’s management incentive bonus plan pursuant to which the Company pays performance bonus compensation to its executives and employees based on personal and Company performance ratings for the applicable year, each as established by the Board or its Compensation Committee. Depending on his and the Company’s performance, Executive will be eligible to receive a bonus of up to $75,000 for the Company’s calendar year 2005, on a pro-rated basis based on the number of days served during the year.

(b) Stock Options. As of the Effective Date, the Company shall grant to Executive a time-vested stock option to acquire seventy-five thousand (75,000) of the Company’s Shares (the “Option Shares”) under an equity compensation plan (the “Option Plan”) of the Company with an exercise price equal to the fair market value (as defined under the Option Plan) of the Shares on the Effective Date. The option shall vest and become exercisable with respect to one-fifth (1/5) of the Option Shares on each of the first five anniversaries of the Effective Date, provided Executive has remained continuously employed by the Company until the applicable date, and otherwise will have terms set forth in the Option Plan and the Company’s standard stock option agreement. The Option Shares will be incentive stock options to the extent permitted by the Option Plan and applicable federal income tax provisions.

(c) Other Benefits. Executive shall be entitled to participate in all other employee benefit plans, programs and arrangements of the Company that are from time to time in effect and that apply to the Company’s employees generally or to its executive officers, as the case may be, subject to, and on a basis consistent with, the terms, conditions and overall administration of such plans, programs and arrangements. Executive shall be entitled to participate in and receive any fringe benefits and perquisites that are then available to the Company’s executive employees, although those benefits and perquisites are subject to change from time to time by the Board in its discretion.

(d) Indemnification Agreement. Concurrently with entering into this Agreement, the Company shall enter into an Indemnification Agreement with Executive in substantially the form executed by other officers and directors of the Company.

(e) D&O Insurance. During the term of this Agreement and for an additional five years following the expiration of the term hereof (the “Coverage Period”), Executive shall be covered (for both liability and representation) at all times as an “Officer” or “Executive Officer” or the equivalent thereof (“D&O Coverage”) under the Company’s directors and officers insurance policy in effect on the Effective Date and any subsequent renewals, extensions or replacements thereof (the “Existing Policy”); provided, however, that, if the Company ceases, at any time during the Coverage Period, to maintain D&O Coverage on Executive for 90 continuous days (and Executive has at least 60 days before the end of that period notified the Company of the absence of D&O Coverage, specifically referencing this Section), then

Executive shall have the right, in his sole and absolute discretion, to terminate his employment with the Company, and such termination of employment shall be treated, for all purposes of this Agreement, as an Involuntary Termination by the Company, except that salary and benefits will be payable for only four months following the Severance Date. Executive acknowledges that the terms of the D&O Coverage might change during the Coverage Period.

(f) Relocation Expenses. Executive will be entitled to reimbursement for relocation expenses consisting of real estate commissions incurred on the sale of his primary residence, up to two house-hunting trips for Executive and his spouse, as well as packing and moving of his household goods from Miami to Tampa. The Company will also reimburse Executive for reasonable temporary housing expenses not to exceed three months. This Agreement does not cover transport of items such as collections or extraordinarily fragile items.

(g) Expenses. The Company shall reimburse Executive for all reasonable and customary expenses incurred by Executive in performing his duties under this Agreement, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided that the expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

(h) Vacation. Executive shall be entitled to participate in the company’s vacation policy, which allows three weeks paid vacation per year for each of the first five years of employment.

5. Competition and Trade Secrets.

Executive acknowledges that in the course of his employment by the Company, he will obtain knowledge of confidential information regarding the Company’s business and affairs and develop relationships with its employees, customers, and suppliers. Executive covenants and agrees that:

(a) Executive, directly or indirectly, in any capacity, either for himself, or on behalf of any corporation, partnership, joint venture, business trust, or other person or entity, shall not:

(i) during the term of this Agreement, for any additional period of time that Executive continues to be an employee of the Company, and for a period of two (2) years immediately after Executive’s employment with the Company ceases for any reason (whether or not voluntary), (A) engage in any business, or acquire an interest in any business, or become affiliated as an agent, employee, partner, consultant, director, officer, stockholder, or proprietor of any business, that competes with the Company’s product offerings (and planned product offerings) at the time of termination, in the United States or any other place in which the Company does business; (B) influence or attempt to influence any agent, customer, supplier, or distributor who has, or had during the 18 months preceding the date of employment termination, a business relationship with the Company, to cease or adversely alter its business relationship with the Company; or (C) influence or attempt to influence any employee of the Company to terminate his employment with the Company for any purpose or accept employment with another person; and

(ii) at any time while this Agreement remains in effect and thereafter, divulge, disclose, or communicate, for any reason or in any manner, to any person or entity, any information (written or otherwise) concerning trade secrets or other confidential information relating to the Company’s business or financial affairs, including the name of any customer or supplier or the business plans, methods, processes, and operating procedures of the Company.

(b) Executive makes the preceding covenants in consideration for, and as a necessary condition of, Executive’s employment by the Company. The preceding covenants are independent of any obligation of the Company to Executive, including any obligations of the Company to Executive under this Agreement or arising from any aspect of the employment relationship, and are not subject to any set-off, defense, deduction, or counterclaim based on any claim Executive might have against the Company. Executive stipulates that the duration and geographic scope of these restrictions are reasonable limitations necessary to protect the Company’s business interests, that the restrictions do not unduly oppress Executive’s occupational future or opportunities, and that Executive has been adequately compensated for these restrictions. The “prohibited period” of the obligation set forth in paragraph (a)(i) above will be extended by any period of time during which Executive is in breach of the obligation.

(c) Each provision of the preceding covenants should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a court of competent jurisdiction determines that the duration, geographical area, or proscribed activities of the restrictions under this Agreement would cause strict application of those restrictions to be invalid or unenforceable in a particular jurisdiction, the restrictions automatically will be reformed to shorten their duration, diminish their geographical area, or confine their proscribed activities to the extent necessary (but only to that extent) to make the restrictions valid and enforceable.

6. Remedy at Law Insufficient. Executive acknowledges that damages at law will be an insufficient remedy if Executive violates the terms of Section 5, and that the Company would suffer a decrease in value and irreparable damage as a result of such violation. Accordingly, on a violation of any of those covenants, the Company, without excluding or limiting any other available remedy, shall be entitled to the following remedies:

(a) Upon posting a bond of up to $10,000 and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Executive, automatic entry by a court having jurisdiction of an order granting an injunction or specific performance compelling Executive to comply with that obligation, without proof of monetary damage or an inadequate remedy at law;

(b) The recovery from Executive of all profit, remuneration, or other consideration that Executive gains from breaching the covenant and all damages that the Company suffers as a result of the breach; and

(c) Reimbursement of all costs and expenses incurred by the Company in enforcing those obligations or otherwise defending or prosecuting any litigation arising out of Executive’s obligations, including premiums for bonds, fees for experts and investigators, and legal fees, costs, and expenses incurred before a lawsuit is filed and in trial, appellate, bankruptcy, and judgment-execution proceedings.

The foregoing remedies are cumulative to all other remedies afforded by law or in equity, and the Company may exercise any such remedy concurrently, independently, or successively.

7. Inventions or Improvements. Any inventions, discoveries, know-how, or improvements, which Executive may conceive, make, invent, or develop during his employment by the Company, connected with Executive’s work or related in any way to the Company’s business or future business, shall be the absolute property of the Company and shall be promptly disclosed to the Company by the Executive. Executive shall assign to the Company the rights to such inventions and improvements and any patent applications filed or granted.

8. Severance Agreement.

(a) Term. The agreements in this Section 8 shall be in effect for a term beginning on the Effective Date and ending automatically, without further obligation, when Executive ceases to be employed by the Company for any reason, other than an Involuntary Termination.

(b) Involuntary Termination.

(i) Severance Payment. In the event of Executive’s Involuntary Termination, the Company shall pay to Executive (A) within 15 days after the termination of Executive’s employment with the Company, (1) the full amount of any earned but unpaid Annual Salary through the Severance Date, and (2) the full amount of any accrued and unpaid expenses reimbursements to which Executive is legally entitled (Executive, or Executive’s legal representative on Executive’s behalf, shall have 10 days after the date of termination of Executive’s employment to submit to the Company properly completed expense reimbursement forms for reimbursable business expenses incurred by Executive through and including the Severance Date), and (B) at such time as Executive would have been entitled to receive any earned Management Incentive Bonus for the year in which such Involuntary Termination occurs if Executive had been employed on the last day of such year, a pro rated portion of Executive’s Management Incentive Bonus for such year (the pro rated portion shall be equal to the aggregate amount of such Management Incentive Bonus for such year (determined by the Board of Directors, acting in good faith) multiplied by a fraction (a) the numerator of which is the number of days elapsed during such year through and including the Severance Date and (b) the denominator of which is 365). In addition, the Company shall continue to (A) pay to the Executive his Annual Salary as scheduled, for a period of nine months following the Severance Date, provided Executive has completed six months of employment from the date of hire, as his sole severance compensation benefit, and (B) fully fund all health insurance benefits provided to Executive under Section 4(c) hereof (at the levels in effect on the Severance Date) for a period of nine months following the Severance Date, provided Executive has completed six months of employment from the date of hire. Executive will not be entitled to any other compensation or benefit.

(ii) Release; No Mitigation or Offset. Executive’s right to the foregoing severance compensation will be conditioned on Executive’s final execution of a release in favor of the Company in a form reasonably satisfactory to the Company and his strict compliance with Sections 5 and 7 of this Agreement. Executive does not have any duty to seek or obtain other employment after the termination of Executive’s employment with the Company, whether voluntary or involuntary. Moreover, the Company shall pay to Executive the foregoing severance compensation benefits without reduction for any compensation that Executive earns or could earn from other employment.

9. Legal Matters. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. If any dispute arises between Executive and the Company with respect to this Agreement, either party may elect (but is not obligated) to submit the dispute to arbitration before a panel of arbitrators in accordance with the Florida Arbitration Code by giving the other party a notice of arbitration in accordance with Section 8 of this Agreement. If a party elects to arbitrate a dispute, arbitration will be the sole and exclusive method of resolving the dispute, the other party must arbitrate the dispute, and each party will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to obtain an equitable remedy.

The arbitration panel will consist of three arbitrators, with the first arbitrator selected by the Company, the second selected by Executive, and the third neutral arbitrator selected by agreement of the first two arbitrators. Each party shall select an arbitrator and notify the other party of the selection within 30 days after the effective date of the notice of arbitration and the two arbitrators selected by the parties shall select the third arbitrator within 45 days after the effective date of the notice of arbitration. A party who fails to select an arbitrator within the prescribed 30-day period waives the right to select an arbitrator or to have an additional, neutral arbitrator selected by the arbitrator selected by the other party, and the arbitrator chosen by the other party will constitute the “arbitration panel” for purposes of this Agreement.

Every arbitrator must be independent (not a relative of Executive or an officer, director, employee, or shareholder of the Company, the Company or any Subsidiary) without any economic or financial interest of any kind in the outcome of the arbitration. Each arbitrator’s conduct will be governed by the Code of Ethics for Arbitrators in Commercial Disputes (1986) that has been approved and recommended by the American Bar Association and the American Arbitration Association.

Within 120 days after the effective date of the notice of arbitration, the arbitration panel shall convene a hearing for the dispute to be held on such date and at such time and place in Tampa, Florida, as the arbitration panel designates upon 60 days’ advance notice to Executive and the Company. The arbitration panel shall render its decision within 30 days after the conclusion of the hearing. The decision of the arbitration panel will be binding and conclusive as to Executive and the Company and, upon the pleading of either party, any court having jurisdiction may enter a judgment of any award rendered in the arbitration, which may include an award of damages. The arbitration panel shall hear and decide the dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the hearing.

Executive and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Hillsborough County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, and (c) waive any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, is an improper or inconvenient venue. EXECUTIVE KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN EXECUTIVE AND THE COMPANY WITH RESPECT TO THIS AGREEMENT.

In any mediation, arbitration, or legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including all fees, costs, and expenses of agents, experts, attorneys, witnesses, arbitrators, and supersedes bonds, whether incurred before or after demand or commencement of legal or arbitration proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

10. Notices. Every notice, demand, or consent required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telex, telecopy, telegram, cablegram, commercial courier, or first-class, postage prepaid, United States mail (whether or not certified or registered and regardless of whether a return receipt is requested or received by the sender), and addressed by the sender to the intended recipient at the address set forth in the preamble of this Agreement (with respect to the Company, addressed to the Chief Executive Officer, with a copy to the chair of the Company’s Compensation Committee and to Hill, Ward & Henderson, P.A., 101 East Kennedy Boulevard, Suite 3700, Tampa, Florida 33602, Attn: David S. Felman, or other current corporate counsel to the Company) or to such other address as the intended recipient has previously designated to the sender by notice given in accordance with this section. A validly given notice, demand, or consent will be effective on the earlier of its receipt, if delivered personally or by telex, telecopy, telegram, cablegram, or commercial courier, or on the third day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail.

11. Waiver; Modification; Severability. A waiver, amendment, cancellation, or modification of this Agreement will be valid and effective only if it is in writing and signed by or on behalf of both parties to this Agreement. No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of a party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement. In addition, the waiver by either party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself. Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law.

12. Miscellaneous. Headings preceding the text of the sections of this Agreement are solely for convenient reference and neither constitutes a part of this Agreement nor affects its meaning, interpretation or effect. This Agreement records the final, complete, and exclusive understanding between the parties regarding the subject matter of it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by either of them. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the Company, Executive and their respective heirs, assignees, and successors, any claim, right, remedy, or privilege under, or because of, this Agreement or any provision of it. This Agreement is binding on every assignee and successor of the Company. The parties may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same agreement. This Agreement will become effective from and as of the Effective Date.

EXECUTED: as of July 1, 2005, in Tampa, Florida

WITNESSES:		SRI/SURGICAL EXPRESS, INC.,
a Florida corporation

	By:	/s/ Christopher S. Carlton
Christopher S. Carlton
Chief Executive Officer

“EXECUTIVE”

WITNESSES:		/s/ Wallace D. Ruiz
(Signature)

Wallace D. Ruiz
(Printed Name)

9828 SW 108 Terrace
(Street Address)

Miami, FL 33176
(City, State and Zip Code)

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